SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American International Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2592361

(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

70 Pine Street
New York, New York	10270

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file
number to which this form relates:	333-143992, 333-106040 and 333-150865

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Corporate Units (comprised of stock
purchase contracts and junior	New York Stock Exchange
subordinated debentures)

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits.
SIGNATURE
EX-4.2: FORM OF SIXTH SUPPLEMENTAL INDENTURE
EX-4.3: FORM OF SEVENTH SUPPLEMENTAL INDENTURE
EX-4.4: FORM OF EIGHTH SUPPLEMENTAL INDENTURE
EX-4.8: FORM OF PURCHASE CONTRACT AGREEMENT

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     American International Group, Inc. (the “Company”) hereby incorporates by reference the description of its Corporate Units comprised of (i) a stock purchase contract, pursuant to which the holder will agree to purchase and the Company will agree to sell a number of shares of the Company’s common stock, par value $2.50 per share, with settlement on February 15, 2011, May 1, 2011 and August 1, 2011; and (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in each of the Company’s 5.67% Series B-1 Junior Subordinated Debentures, 5.82% Series B-2 Junior Subordinated Debentures and 5.89% Series B-3 Junior Subordinated Debentures, contained in the Prospectus, dated July 13, 2007, under “Description of Purchase Contracts AIG May Offer,” “Description of Units AIG May Offer,” “Description of Common Stock AIG May Offer” and “Description of Junior Subordinated Debentures AIG May Offer,” and in the Prospectus Supplement, dated May 12, 2008, under “Description of the Equity Units,” “Description of the Stock Purchase Contracts,” “Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement,” “Description of Our Debentures” and “Description of Our Capital Stock,” filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2008 under Rule 424(b)(2), pursuant to an effective Registration Statement on Form S-3 (File Nos. 333-143992, 333-106040 and 333-150865).
Item 2. Exhibits.
3.1(i)(a)	Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-8787)).

3.1(i)(b)	Certificate of Amendment of Certificate of Incorporation of the Company, filed June 3, 1998 (Incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8787)).

3.1(i)(c)	Certificate of Merger of SunAmerica Inc. with and into the Company, filed December 30, 1998 and effective January 1, 1999 (Incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8787)).

3.1(i)(d)	Certificate of Amendment of Certificate of Incorporation of the Company, filed June 5, 2000 (Incorporated by reference to Exhibit 3(i)(c) to the Company’s Registration Statement on Form S-4 (File No. 333-45828)).

3.2	Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2008 (File No. 1-8787)).

4.1	Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2007).

4.2	Form of Sixth Supplemental Indenture, dated as of May 16, 2008, between the Company and The Bank of New York, as Trustee.

4.3	Form of Seventh Supplemental Indenture, dated as of May 16, 2008, between the Company and The Bank of New York, as Trustee.

4.4	Form of Eighth Supplemental Indenture, dated as of May 16, 2008, between the Company and The Bank of New York, as Trustee.

4.5	Form of 5.67% Series B-1 Junior Subordinated Debenture (included in Exhibit 4.2).

4.6	Form of 5.82% Series B-2 Junior Subordinated Debenture (included in Exhibit 4.3).

4.7	Form of 5.89% Series B-3 Junior Subordinated Debenture (included in Exhibit 4.4).

4.8	Form of Purchase Contract Agreement, dated as of May 16, 2008, between the Company and The Bank of New York, as Purchase Contract Agent.

4.9	Form of the Certificate representing the common stock of the Company, par value $2.50 per share (incorporated by the Registration Statement on Form 8-A filed with the SEC on September 20, 1984).

4.10	Form of Corporate Unit (included in Exhibit 4.8).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
Date: May 16, 2008	By:	/s/ Robert A. Gender
		Name:	Robert A. Gender
		Title:	Vice President and Treasurer